Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact: Andrea Smith
June 15, 2007	702-367-5843
Analyst Contact: Britta Carlson
702-367-5624
Nevada Power Company and Sierra Pacific Power Company
Commence Tender Offers for Debt Securities
Las Vegas, Nev.—Nevada Power Company and Sierra Pacific Power Company, two wholly-owned subsidiaries of Sierra Pacific Resources (NYSE:SRP), announced today that each has commenced a tender offer for the entire principal amount outstanding of certain series of their respective General and Refunding Mortgage securities.

					Fixed Spread
Issuer	CUSIP No.	Security Description	Maturity Date	Reference Security	(in basis points)
Nevada Power Company	641423 BF4 641423 BE7	9% General and Refunding Mortgage Notes, Series G, due 2013	August 15, 2013	4.125% U.S. Treasury Note due August 15, 2008	50

Sierra Pacific Power Company	826418 AY1	8% General and Refunding Mortgage Bonds, Series A, due 2008	June 1, 2008	4.875% U.S. Treasury Note due May 31, 2008	50
Under the terms of Nevada Power’s tender offer, Nevada Power has offered to purchase any and all of the outstanding $227.5 million aggregate principal amount of its 9% General and Refunding Mortgage Notes, Series G, due 2013 (the “Notes”), at a purchase price equal to (i) the present value on the date Nevada Power accepts and pays for the Notes (the “Nevada Settlement Date”) of $1,045.00 per $1,000 principal amount of the Notes (the redemption price payable for the Notes on August 15, 2008, the first date on which the Notes are redeemable at a fixed redemption price (the “Earliest Redemption Date”)) and all scheduled interest payments on the Notes from the Nevada Settlement Date up to and including the Earliest Redemption Date, calculated based on the assumption that the Notes will be redeemed in full on the Earliest Redemption Date, discounted on the basis of a yield to the Earliest Redemption Date equal to the sum of (a) the yield to maturity on the 4.125% U.S. Treasury Note due August 15, 2008, based on the bid side price for such Reference Security as of 2 p.m., New York City time, on Thursday, June 21, 2007, plus (b) 50 basis points, minus (ii) accrued and unpaid interest to, but not including, the Nevada Settlement Date, being rounded to the nearest cent per $1,000 principal amount of the Notes. Notes accepted for purchase will also receive accrued and unpaid interest to, but excluding, the Nevada Settlement Date. The offer will expire at 9 a.m., New York City time, on Friday, June 22, 2007, unless the offer is extended or earlier terminated by Nevada Power. Payment for tendered Notes, plus accrued interest, will be paid for in same-day funds on the Nevada

Settlement Date, which is expected to be on or about June 28, 2007.
The terms and conditions of the offer are set forth in an Offer to Purchase and a Letter of Transmittal, dated June 15, 2007. In the Offer to Purchase, Nevada Power states that it will either use previously established private credit facilities or the proceeds from the sale of new securities to pay the purchase price for the Notes purchased pursuant to the offer.
Under the terms of Sierra Pacific Power’s tender offer, Sierra Pacific Power has offered to purchase any and all of the outstanding $320 million aggregate principal amount of its 8% General and Refunding Mortgage Bonds, Series A, due 2008 (the “Bonds”), at a purchase price equal to (i) the present value on the date Sierra Pacific accepts and pays for the Bonds (the “Sierra Settlement Date”) of $1,000 principal amount of such Bonds (the principal amount due on June 1, 2008, the maturity date for the Bonds (the “Maturity Date”)) and all scheduled interest payments on the Bonds from the Sierra Settlement Date up to and including the Maturity Date, discounted on the basis of a yield to the Maturity Date equal to the sum of (a) the yield to maturity on the 4.875% U.S. Treasury Note due May 31, 2008, based on the bid side price for such Reference Security as of 2 p.m., New York City time, on Thursday, June 21, 2007, plus (b) 50 basis points, minus (ii) accrued and unpaid interest to, but not including, the Sierra Settlement Date, being rounded to the nearest cent per $1,000 principal amount of the Bonds. Bonds accepted for purchase will also receive accrued and unpaid interest to, but excluding, the Sierra Settlement Date. The offer will expire at 9 a.m., New York City time, on Friday, June 22, 2007, unless the offer is extended or earlier terminated by Sierra Pacific. Payment for tendered Bonds will be paid for in same-day funds on the Sierra Settlement Date, which is expected to be on or about June 28, 2007. The terms and conditions of the offer are set forth in an Offer to Purchase and a Letter of Transmittal, dated June 15, 2007. In the Offer to Purchase, Sierra Pacific Power states that it will either use previously established private credit facilities or the proceeds from the sale of new securities to pay the purchase price for the Bonds purchased pursuant to the offer.
This press release does not constitute an offer to buy or the solicitation of an offer to sell any of the Notes, Bonds or other securities, described above. The Companies have retained Credit Suisse and Goldman, Sachs & Co. to serve as Dealer Managers for each of the tender offers and Morrow & Co., Inc. to serve as the Information Agent. Requests for documents may be directed to Morrow & Co., Inc. by telephone at (800) 607-0088 (toll-free) or (203) 658-9400. Questions regarding the tender offers may be directed to Credit Suisse at (800) 820-1653 (toll-free) or (212) 325-4008 (collect), or to Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 902-9077 (collect).
Nevada Power Company is a regulated public utility engaged in the distribution, transmission, generation, purchase and sale of electric energy in the southern Nevada communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and their adjoining areas, including Nellis Air Force Base and the Department of Energy’s Nevada Test Site in Nye County. Nevada Power provides electricity to approximately 807,000 residential and business customers.
Sierra Pacific Power Company is the principal utility for most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power also distributes natural gas in the Reno-Sparks area of northern Nevada. Sierra Pacific Power provides electricity to approximately 361,000 residential and business customers and natural gas to approximately 140,000 residential and business customers.
Headquartered in Nevada, Sierra Pacific Resources is a holding company whose principal subsidiaries are Nevada Power Company, the electric utility for most of southern Nevada, and

Sierra Pacific Power Company, the electric utility for most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada.
This press release may contain forward-looking statements regarding the future performance of Nevada Power Company and Sierra Pacific Power Company within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. For Nevada Power, these risks and uncertainties include, but are not limited to, Nevada Power’s ability to borrow under its credit facility to pay the purchase price for the Notes, the receipt of financing approval by the Public Utilities Commission of Nevada on Nevada Power’s pending financing authority application, and on Nevada Power’s ability to maintain access to the capital markets to finance or refinance (on terms favorable to Nevada Power) the purchase of the Notes. For Sierra Pacific Power, these risks and uncertainties include, but are not limited to, Sierra Pacific Power’s ability to borrow under its credit facility to pay the purchase price for the Bonds, the receipt of financing approval by the Public Utilities Commission of Nevada on Sierra Pacific Power’s pending financing authority application, and on Sierra Pacific Power’s ability to maintain access to the capital markets to finance or refinance (on terms favorable to Sierra Pacific Power) the purchase of the Bonds. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Nevada Power and Sierra Pacific Power are contained in the companies’ respective Annual Reports on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, both filed with the Securities and Exchange Commission. Nevada Power and Sierra Pacific Power undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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